Exhibit 77(q)

Exhibits

(e)(1)    Amended Schedule A dated December 2010 to the Investment Management Agreement dated March 1, 2002 between ING Series Fund, Inc. and ING Investments, LLC.- Filed herein

(e)(2)    Amended and Restated Schedule A dated December 2010 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co. – Filed herein.